Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ROBERT B. TERRY AND JOHN F. BERARDI, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL FARMLAND INDUSTRIES, INC.'S 1995 ANNUAL REPORT PREPARED, PURSUANT TO SECTIONS 13 OR 15D OF THE SECURITIES ACT OF 1934, (INCLUDING ANY AMENDMENTS THERETO), AND FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

        Signature                  Title                         Date



    ALBERT J. SHIVLEY        Chairman of Board,               October 25, 1995
    Albert J. Shivley             Director

      H. D. CLEBERG       President, Chief Executive          October 25, 1995
      H. D. Cleberg        Officer and Director
                          (Principal Executive Officer)

       OTIS H. MOLZ        Vice Chairman of Board             October 25, 1995
       Otis H. Molz             and Director

     LYMAN ADAMS, JR.             Director                    October 25, 1995
     Lyman Adams, Jr.

    RONALD J. AMUNDSON            Director                    October 25, 1995
    Ronald J. Amundson

   BAXTER ANKERSTJERNE            Director                    October 25, 1995
   Baxter Ankerstjerne

       JODY BEZNER                Director                    October 25, 1995
       Jody Bezner

    RICHARD L. DETTEN             Director                    October 25, 1995
    Richard L. Detten

      STEVEN ERDMAN               Director                    October 25, 1995
      Steven Erdman

      WARREN GERDES               Director                    October 25, 1995
      Warren Gerdes

       BEN GRIFFITH               Director                    October 25, 1995
       Ben Griffith

       GAIL D. HALL               Director                    October 25, 1995
       Gail D. Hall

      JEROME HEUERTZ              Director                    October 25, 1995
      Jerome Heuertz

       BARRY JENSEN               Director                    October 25, 1995
       Barry Jensen

      GREG PFENNING               Director                    October 25, 1995
      Greg Pfenning

     VONN RICHARDSON              Director                    October 25, 1995
     Vonn Richardson

       MONTE ROMOHR               Director                    October 25, 1995
       Monte Romohr

       JOE ROYSTER                Director                    October 25, 1995
       Joe Royster

      PAUL RUEDINGER              Director                    October 25, 1995
      Paul Ruedinger

    RAYMOND J. SCHMITZ            Director                    October 25, 1995
    Raymond J. Schmitz

   THEODORE J. WEHRBEIN           Director                    October 25, 1995
   Theodore J. Wehrbein

      ROBERT ZINKULA              Director                    October 25, 1995
      Robert Zinkula